EXHIBIT 99.1

American CareSource Announces Fourth Quarter and Year-End Financial Results for 2014

ATLANTA, April 1, 2015 (GLOBE NEWSWIRE) -- American CareSource Holdings, Inc. (Nasdaq:ANCI), owner of urgent and primary care centers and a leading national network of ancillary healthcare providers, today reported net revenue of $9.3 million for the fourth quarter of 2014, as compared with $6.2 million for the fourth quarter of 2013. For the full year 2014, net revenue was $27.1 million compared to $26.8 million for 2013. The Company was not engaged in the urgent and primary care business in 2013.

The net loss for the fourth quarter ended December 31, 2014, was $2.5 million, as compared with a net loss of $267,000 for the fourth quarter of 2013. The net loss for 2014 was $6.8 million, as compared with a net loss of $3.8 million for 2013.  The increase in the net loss for the quarter and full year is primarily attributable to costs related to acquisitions, relocation of our corporate office, professional fees relating to the transition of the accounting function, marketing investments for the urgent and primary care business, and various other strategic initiatives such as the finalization of our agreement with HealthSmart Preferred Care II, L.P., or HealthSmart, to manage our ancillary network business.

Urgent and Primary Care Center Highlights

  We ended the year with ten urgent and primary care centers, three of which were acquired in the fourth quarter. Our geographic distribution at year-end was as follows: Georgia – 3, Alabama – 3, Florida – 2 and Virginia – 2. We acquired the Virginia centers on December 31, 2014, and as a result, these centers did not contribute to the results for either the fourth quarter or 2014.

  The eight centers operating in 2014 reported 19,700 patient encounters in the fourth quarter and an aggregate 33,000 patient encounters from the dates of our acquisition in 2014. One center opened for business in October of 2014, and the results from this location reflect typical start-up expenses we expect to incur with any de novo project. Our average net revenue per patient encounter for 2014 was approximately $120.

  Our urgent and primary care center revenues were $2.3 million for the fourth quarter and $3.9 million for 2014 from the dates we acquired each center. There is no comparable data for 2013 as we entered this business in May 2014.

  This newly created urgent and primary care center business incurred an operating loss of $302,000 for the year. The operating loss before depreciation and amortization for the centers was $80,000 for the year.

  We closed a $6 million line of credit in the fourth quarter with a top-tier United States bank providing us with funding to support our acquisition program and working capital needs. The interest rate is LIBOR plus 1.75% per annum, which as of the date of this release, is 1.92%

Ancillary Network Highlights

  Revenue from our ancillary network business in the fourth quarter was $7.0 million, as compared to $6.2 million for the same quarter in 2013. For the year, revenues were $23.1 million, as compared to $26.8 million for 2013. Continued volume declines from legacy customers were partially offset by third party administrators acquired by HealthSmart, our largest customer and ancillary network manager.

  Effective October 1, 2014, we entered into a management services agreement with HealthSmart, under which HealthSmart manages the operation of our ancillary network business subject to the supervision of an oversight committee a majority of the members of which are appointed by us. HealthSmart hired substantially all of our ancillary network employees. We compensate HealthSmart with a fee equal the sum of 120% of all expenses incurred in managing the business and 35% of the profits.

  The operating income for 2014 for the ancillary network business was $587,000, as compared to 2013 (reclassified) operating income of $155,000. For the year, operating income before depreciation and amortization was $1.2 million, as compared to $1.0 million for 2013 (reclassified).

Shared Services

  With our entry into the urgent and primary care center business, we created a Shared Services segment to track and record the costs of managing both the urgent and primary care center segment and the ancillary network segment. These costs include finance and accounting, human resources, legal, marketing and information technology.

  Shared services incurred total costs of $6.4 million for 2014 compared to $3.9 million for 2013. The increase in costs relates to acquisitions, relocation of our corporate office, professional fees relating to the transition of the accounting function, marketing investments for the urgent and primary care business, and various other strategic initiatives such as the finalization of the agreement with HealthSmart to manage the ancillary network business.

Financial Liquidity

  Total cash and cash equivalents at December 31, 2014, amounted to $1.0 million, as compared to $2.5 million as of September 30, 2014, and $6.2 million as of December 31, 2013. The decrease from the end of the third quarter is attributable to acquisitions and operating losses. We have used $7.0 million of our bank lines of credit through March 31, 2015, and have an additional $4.0 million available.

  Interest expense amounted to $658,000 during the year ended December 31, 2014, of which $534,000 resulted from amortization of deferred loan fees and unrealized losses related to our derivative warrants.

  Subsequent to year-end, we filed a Form S-1 Registration with the Securities and Exchange Commission to sell additional shares of our common stock. If the offering is fully subscribed, we will raise an additional $15.0 million (less applicable fees and expenses), plus any proceeds we receive on an account of a 15% over-allotment option we have granted to the underwriters. We anticipate the offering closing in the second quarter of 2015.

Rule 134 Disclosure

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

A copy of the preliminary prospectus related to the offering may be obtained, when available, by written request to American CareSource Holdings, Inc., attn.: Anthony R Levinson, 1170 Peachtree Street NE, Suite 2350 Atlanta, Georgia 30309 or by email to alevinson@americancaresource.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. is the owner of a growing chain of ten urgent and primary care centers and an ancillary services network that provides ancillary healthcare services through its nationwide provider network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Any statements contained in this release that are not historical facts, including with respect to the Company's plans, objectives and expectations for future operations, projections of the Company's future operating results or financial condition, and expectations regarding the healthcare industry and economic conditions, are forward-looking statements. Substantial risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to attract or maintain patients, clients or providers or achieve our financial results, changes in national healthcare policy, federal or state regulation, and/or rates of reimbursement, including without limitation to the impact of the Patient Protection and Affordable Care Act, Health Care and Educational Affordability Reconciliation Act and medical loss ratio regulations, general economic conditions (including economic downturns and increases in unemployment), the Company's ability to successfully implement our growth strategy for the urgent and primary care business, the Company's ability to identify and acquire target centers, increased competition in the urgent care and primary care market, the Company's ability to recruit and retain qualified physicians and other healthcare professionals, reduction in reimbursement rates from governmental payors, lower than anticipated demand for services, pricing, market acceptance or preference, the Company's ability to integrate with its clients, consolidation in the industry that affect the Company's key clients, changes in the business decisions by significant clients, term expirations of contracts with significant clients, possible termination of relationships with significant clients, increased competition, decisions by service providers in the Company's network to terminate their agreements with the Company, the Company's ability to maintain a network of ancillary service providers that is adequate to generate significant claims volume, increased competition in the ancillary network business from major carriers, increased competition from cost containment vendors and solutions, the Company's inability to manage growth, implementation and performance difficulties, and other risk factors detailed from time to time in the Company's periodic filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
December 31, 2014 and 2013
(amounts in thousands, except per share data)

	2014	2013
Net revenues:
Ancillary network	$ 23,146	$ 26,751
Urgent and primary care	3,906	--
Total net revenues	27,052	26,751
Operating expenses:
Ancillary network provider payments	16,241	19,762
Ancillary network administrative fees	1,127	1,083
Ancillary network operating costs under Management Services Agreement	903	--
Salaries, wages, benefits and taxes	8,157	5,250
Professional fees	1,866	1,262
Other operating expenses	4,044	2,381
Depreciation and amortization	866	795
Total operating expenses	33,204	30,533
Operating loss	(6,152)	(3,782)

Other (income) expense:
Interest expense	658	--
(Gain)/loss on disposal of assets	(108)	5
Interest income	(9)	(27)
Total other (income) expense	541	(22)
Loss before income taxes	(6,693)	(3,760)
Income tax expense	70	25
Net loss	$ (6,763)	$ (3,785)
Basic and diluted net loss per share	$ (1.05)	$ (0.66)
Basic and diluted weighted-average shares outstanding	6,407	5,715

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY BUSINESS SEGMENT
December 31, 2014 and 2013
(amounts in thousands, except per share data)

	2014				2013				Change
	Urgent and Primary Care	Ancillary Network	Shared Services	Total	Urgent and Primary Care	Ancillary Network	Shared Services	Total	$	%
Net revenues	$ 3,906	$ 23,146		$ 27,052	$ --	$ 26,751		$ 26,751	$ 301	1%
Operating expenses:
Ancillary network provider payments	--	16,241	--	16,241	--	19,762	--	19,762	(3,521)	-18%
Ancillary network administrative fees	--	1,127	--	1,127		1,083		1,083	44	4%
Ancillary network operating costs under Management Services Agreement	--	903	--	903	--	--	--	--	903
Salaries, wages, benefits and taxes	2,601	2,878	2,678	8,157	--	3,272	1,978	5,250	2,907	55%
Professional fees	54	88	1,724	1,866	--	463	799	1,262	604	48%
Other operating expenses	1,331	678	2,035	4,044	--	1,221	1,160	2,381	1,663	70%
Depreciation and amortization	222	644	--	866	--	795		795	71	9%
Total operating expenses	$ 4,208	$ 22,559	$ 6,437	$ 33,204	$ --	$ 26,596	$ 3,937	$ 30,533	$ 2,671	9%

Operating income (loss)	$ (302)	$ 587	$ (6,437)	$ (6,152)	$ --	$ 155	$ (3,937)	$ (3,782)	$ (2,370)	-63%

Other (income) expense:
Interest expense				658				--	658
(Gain)/loss on disposal of assets				(108)				5	(113)	-2260%
Interest income				(9)				(27)	18	-67%
Total other (income) expense				541				(22)	563
Loss before income taxes				(6,693)				(3,760)	(2,933)	78%

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2014 and 2013
(amounts in thousands, except per share data)

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 1,020	$ 6,207
Accounts receivable	4,135	1,977
Prepaid expenses and other current assets	612	357
Deferred income taxes	6	6
Total current assets	5,773	8,547

Property and equipment, net	4,322	1,236

Other assets:
Deferred income taxes	12	215
Deferred loan fees, net	2,666	--
Deferred offering costs	225	--
Other non-current assets	488	391
Intangible assets, net	1,437	640
Goodwill	6,182	--
Total other assets	11,010	1,246
Total assets	$ 21,105	$ 11,029

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Due to ancillary network service providers	$ 2,308	$ 1,865
Due to HealthSmart, ancillary network	903	--
Accounts payable	762	258
Accrued liabilities	1,875	798
Current portion of promissory notes and notes payable	989	--
Capital lease obligations, current portion	117	--
Total current liabilities	6,954	2,921

Long-term liabilities:
Lines of credit	4,716	--
Promissory notes and notes payable	312	--
Capital lease obligations	1,764	--
Warrant derivative liability	3,200	--
Other long-term liabilities	222	--
Total long-term liabilities	10,214	--
Total liabilities	17,168	2,921

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued	--	--
Common stock, $0.01 par value; 40,000 shares authorized; 6,713 and 5,713 shares issued and outstanding in 2014 and 2013, respectively	67	57
Additional paid-in capital	25,731	23,149
Accumulated deficit	(21,861)	(15,098)
Total stockholders' equity	3,937	8,108
Total liabilities and stockholders' equity	$ 21,105	$ 11,029

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENT S OF CASH FLOWS
December 31, 2014 and 2013
(amounts in thousands, except per share data)

	2014	2013
Cash flows from operating activities:
Net loss	$ (6,763)	$ (3,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash stock-based compensation expense	592	299
Depreciation and amortization	866	795
Amortization of deferred loan fees	414	--
Unrealized loss on warrant liability	120	--
Gain on sale of property and equipment	(108)	--
Change in deferred rent	42	--
Deferred income taxes	58	7
Loss on write-off of software development costs	--	5
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,528)	455
Prepaid expenses and other assets	42	(442)
Due to ancillary network service providers	443	(1,235)
Due to HealthSmart, ancillary network	903	--
Accounts payable	403	(287)
Accrued liabilities	482	--
Net cash used in operating activities	(4,034)	(4,188)

Cash flows from investing activities:
Net change in other non-current assets	(97)
Cost of acquisitions	(6,921)	--
Additions to property and equipment	(776)	(315)
Proceeds from sale of property and equipment	131	--
Net cash used in investing activities	(7,663)	(315)

Cash flows from financing activities:
Proceeds from borrowings under line of credit	4,716	--
Principal payments on capital lease obligations	(46)	--
Proceeds from issuance of common stock	2,000	--
Notes payable payments	(36)	--
Offering costs, paid and deferred	(124)	--
Proceeds from exercise of equity incentives	--	5
Net cash provided by financing activities	6,510	5

Net decrease in cash and cash equivalents	(5,187)	(4,498)
Cash and cash equivalents at beginning of period	6,207	10,705
Cash and cash equivalents at end of period	$ 1,020	$ 6,207

Supplemental cash flow information:
Cash paid for taxes, net of refunds	$ 38	$ 117
Cash paid for interest	84	--

Supplemental non-cash operating and financing activity:
Warrants issued as loan guarantee and financing	$ 3,080	$ --
Fair value of debt issued as consideration in acquisitions	$ 1,297	$ --
Purchase price due to seller, Stat Medical	$ 268	$ --
Offering costs, deferred and unpaid	$ 101	$ --
Receivable for tenant improvement allowance	$ 180	$ --
Debt issued for property and equipment	$ 40	$ --
CONTACT: Investor Relations Contact:
         Anthony R. Levinson, CFO
         alevinson@americancaresource.com
         Phone (404) 465-1000 x 1019